                                                                   EXHIBIT 10.24











                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                              FINANCIAL STATEMENTS


          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                                 BALANCE SHEETS



                                                                                         March 31,       December 31,
                                                                                           1998              1997
                                                                                       ------------    --------------
                                                                                        (Unaudited)
                                       ASSETS
INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS                                      $223,166,061    $ 235,132,242

SUBORDINATED NOTE RECEIVABLE FROM UNCONSOLIDATED LIMITED PARTNERSHIP
                                                                                         25,000,000       25,000,000

INTEREST RECEIVABLE FROM UNCONSOLIDATED LIMITED PARTNERSHIP
                                                                                          4,899,250        4,403,000
                                                                                       ------------    -------------
                                                                                       $253,065,311    $ 264,535,242
                                                                                       ============    =============

                         LIABILITIES AND PARTNERS' CAPITAL

NOTES PAYABLE                                                                          $ 82,000,000    $  82,000,000

ACCRUED INTEREST ON NOTES PAYABLE                                                        40,784,293       36,919,412

PARTNERS' CAPITAL:
   General partners                                                                      (5,038,472)      (3,836,797)
   Limited partners-
     Ordinary Capital Accounts                                                          (85,042,878)     (64,759,988)
     Preferred Capital Account                                                          220,362,368      214,212,615
                                                                                       ------------    -------------
           Total partners' capital                                                      130,281,018      145,615,830
                                                                                       ------------    -------------
                                                                                       $253,065,311    $ 264,535,242
                                                                                       ============    =============









      The accompanying notes are an integral part of these balance sheets.


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



                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)



                                                                                         1998             1997
                                                                                     ------------    ------------
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED PARTNERSHIPS                                $(11,966,181)   $   (9,295,359)

INTEREST EXPENSE                                                                        (3,64,881)       (3,407,508)

INTEREST INCOME - UNCONSOLIDATED LIMITED PARTNERSHIP                                      496,250           487,500
                                                                                     ------------    --------------
           Net loss                                                                  $(15,334,812)   $  (12,215,367)
                                                                                     ============    ==============










        The accompanying notes are an integral part of these statements.


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



                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                         STATEMENT OF PARTNERS' CAPITAL

                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)



                                                                           Limited Partners
                                                                    -----------------------------
                                                                      Ordinary         Preferred
                                                      General          Capital          Capital
                                                      Partners         Accounts         Account             Total
                                                      --------         --------         -------             -----
BALANCE, December 31, 1997                         $  (3,836,797)  $  (64,759,988)     $ 214,212,615     $ 145,615,830


   Net loss                                             (857,707)     (14,477,105)                --       (15,334,812)
   Preference allocation                                (343,968)      (5,805,785)         6,149,753                --
                                                   -------------    -------------      -------------     -------------
BALANCE, March 31, 1998                            $  (5,038,472)   $ (85,042,878)     $ 220,362,368     $ 130,281,018
                                                   =============    =============      =============     =============












        The accompanying notes are an integral part of these statements.


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



                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)




                                                                                            1998             1997
                                                                                            ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                             $(15,334,812)   $(12,215,367)
   Adjustments to reconcile net loss to net cash provided by operating activities-

     Equity in loss of unconsolidated limited partnerships                                11,966,181       9,295,359
     Changes in assets and liabilities-
       Interest receivable from unconsolidated limited partnership                          (496,250)       (487,500)
       Accrued interest on note payable                                                    3,864,881       3,407,508
                                                                                        ------------    ------------
           Net cash provided by operating activities                                              --              --
                                                                                        ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                             --              --
                                                                                        ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:                                                             --              --
                                                                                        ------------    ------------

CASH, beginning and end of period                                                       $         --    $         --
                                                                                        ============    ============

CASH PAID FOR INTEREST                                                                  $         --    $         --
                                                                                        ============    ============

CASH PAID FOR TAXES                                                                     $         --    $         --
                                                                                        ============    ============









        The accompanying notes are an integral part of these statements.


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



                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Basis of Presentation

In September 1995, the assets of certain cable television systems purchased in January 1995 were contributed from CCA Acquisition Corp. (CAC) and its wholly owned subsidiary, Cencom Cable Entertainment, Inc., (CCE), respectively, to Charter Communications Entertainment, L.P. (the "Partnership"). CAC and CCE owned and operated the systems during the first nine months of 1995. These systems were contributed to a newly formed partnership, Charter Communications Entertainment I, L.P. (CCE-I). The Partnership, CAC, CCE and CCE-I are all indirectly owned approximately 85% by Kelso Investment Associated V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals, and approximately 15% by Charter Communications, Inc. (Charter). Therefore, this series of transactions is a reorganization under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements reflect the activity of these systems for the entire year.

In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated ("Hallmark") (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings Corp. ("CCA Holdings") by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). In September 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to Charter Communications Entertainment II, L.P. (CCE-II). As a result of entering into these agreements, CCA Holdings, the parent company of CAC owns a 55% interest and CCT Holdings owns a 45% interest in the combined operations of CCE-I and CCE-II, respectively.

As a result of these transactions, CCE owns a 33% limited partnership interest in the Partnership, CAC owns a 21% limited partnership interest in the Partnership and CCT Holdings owns a 44% limited partnership interest in the Partnership. CAC and CCT Holdings each own a 1% general partnership interest in the Partnership. The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement (the "Partnership Agreement").

The accompanying unaudited financial statements of the Partnership have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

Investment in Unconsolidated Limited Partnerships

The Partnership has a 97.78% limited partnership interest in both CCE-I and CCE-II. CCE-I is controlled by CAC and CCE-II is controlled by CCT Holdings through their general partnership interests and provisions within the various partnership agreements; therefore, the Partnership's investment in these entities is accounted for using the equity method of accounting. Under this method, the investments are originally recorded at cost and are subsequently adjusted to recognized the Partnership's share of net earnings or losses as they occur and distributions when received.


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


2.  RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the results for the periods presented. The interim financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1997. Interim results are not necessarily indicative of results for a full year.


3.  INVESTMENTS IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

Summary financial information of CCE-I and CCE-II for the three month periods ended March 31, 1998 and 1997 is as follows:



                                                               Charter Communications Entertainment I, L.P.
                                                               --------------------------------------------
                                                                       For the Three Months Ended
                                                                         March 31,           March 31,
                                                                           1998                1997
                                                                           ----                ----
                       Service revenues                                 $44,580,778        $40,486,734

                       Income from operations                             2,041,157          3,394,907

                       Net loss                                        $(7,219,139)        $(6,033,809)

                                                             Charter Communications Entertainment II, L.P.
                                                             ---------------------------------------------
                                                                        For the Three Months Ended
                                                                       March 31,           March 31,
                                                                        1998                1997
                                                                        ----                ----
                       Service revenues                              $24,544,816        $22,669,563

                       Income (loss) from operations                    (663,180)           582,859

                       Net loss                                      $(5,018,723)       $(3,472,593)


As of March 31, 1998, CCE-I provided cable television service to approximately 353,400 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri, and New Hampshire, and CCE-II provided cable television service to approximately 173,200 basic subscribers in southern California.

4.  LITIGATION:

CCE-I is a named defendant in a purported class action lawsuit (the "Action") filed in October 1995 on behalf of the Cencom Cable Income Partners, L.P. (CCIP) limited partners. The Action named as defendants the general partner of CCIP, the purchasers of all the systems previously owned by CCIP (which includes CCE-I and certain other entities managed by Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Based upon, among other things, the advice of counsel, each of the defendants in the Action believe the Action to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believed that portions of the Amended Complaint are legally inadequate and in January 1997, filed a dispositive motion as to all remaining claims in the Action. In October 1997, the court granted in part, and denied in part, defendants motion for summary judgment, the effect of which narrowed the remaining issues significantly. The plaintiffs filed a motion to alter or amend the court order. There can be no assurance, however, that the plaintiff will not be awarded damages in connection with the Action, some or all of which may be payable by CCE-I.


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

CCE is a named defendant in two actions involving Cencom Cable Income Partners II, L.P. (CCIP II), a public limited partnership. In April 1997, a petition was filed, and two amended petitions subsequently filed, by plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners, Inc., the general partner of Cencom Partners, L.P. (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and CCE. CCE provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. By an agreement between the parties, the brokerage defendants and fraud allegations were dismissed without prejudice. The plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. In June 1997, a purported class action was filed on behalf of the partners of CCIP II against Cencom Properties II, CCE, Charter, certain other entities managed by Charter and certain individuals, including officers of Charter or Cencom Properties II. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. In November 1997, the plaintiffs amended their complaint to restate their allegations as a shareholders' derivative claim. The damages claimed by the plaintiffs are as yet unspecified. CCE believes that it has meritorious defenses in both actions and intends to defend the actions vigorously. CCE is not able at this stage to project the expenses which will be associated with the actions or to predict any potential outcome or financial impact.


In October 1997, a purported class action was filed under the name Gerald Ortbals v. Charter Communications, on behalf of all persons residing in Missouri who are or were residential subscribers of CCE-I cable television service, and who have been charged a processing fee for delinquent payment of their cable bill. The action challenges the legality of CCE-I's processing fee and seeks declaratory judgment, injunctive relief and unspecified damages. CCE-I believes the lawsuit to be without merit and intends to defend the action vigorously. CCE-I is not able, at this early stage, to project the expenses which will be associated with this action or to predict any potential outcome or financial impact.


The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Company's consolidated financial position or results of operations.



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